Jennison Blend Fund, Inc.
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


August 29, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison Blend Fund, Inc.
File No. 811-03336


Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison Blend
 Fund, Inc. for
the semi-annual period ended June 30, 2006 The Form N-SAR was filed using the EDGAR system.



Very truly yours,



/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and
 State of New Jersey on the 29th
day of August 2006.







Jennison Blend Fund, Inc.





Witness:  /s/ Floyd L. Hoelscher			By:  /s/ Jonathan D. Shain
Floyd L. Hoelscher			Jonathan D. Shain
						Assistant Secretary



L:\MFApps\CLUSTER 1\N-SAR\JBF\2006\Semi Letter.doc